Prospectus Supplement No. 1

(to Prospectus dated December 19, 2023)

Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-275521

PROSPECTUS

MultiSensor AI Holdings, Inc.

Resale of up to 17,841,456 Shares of Common Stock

Resale of 506,250 Private Placement Warrants

Issuance of up to 10,263,655 Shares of Common Stock underlying Warrants and Options

This prospectus supplement updates, amends and supplements the prospectus dated December 19, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-275521). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. This prospectus supplement is being filed to supplement, modify or supersede certain information contained in the Prospectus. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement. Except to the extent that the information in this prospectus supplement modifies or supersedes the information contained in the Prospectus, this prospectus supplement should be read, and will be delivered, with the Prospectus. This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus.

Our Common Stock and Public Warrants are listed on The Nasdaq Global Market (“Nasdaq”) and trade under the symbols “MSAI” and “MSAIW,” respectively. On March 6, 2024, the closing price of our Common Stock was $3.37 and the closing price for our Public Warrants was $0.04.

We are an “emerging growth company” and “smaller reporting company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Additionally, Gary Strahan, our chief executive officer and a member of its board of directors, owns approximately 51% of the outstanding Common Stock, and as a result we are considered a “controlled company” for purposes of Nasdaq listing rules.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this related prospectus supplement or determined if the Prospectus or this related prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 7, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

We are filing this prospectus supplement to amend and update the “Beneficial Ownership” and “Registered Holders” tables and the applicable footnotes of the Prospectus to reflect a distribution of shares of Common Stock and Private Warrants from SportsMap, LLC (the “Sponsor”), one of the Registered Holders previously identified in the Prospectus, to certain of the other Registered Holders previously identified in the Prospectus (the “Transferees”). This prospectus supplement is not increasing the number of shares or Private Warrants being offered under the Prospectus, but only reflecting the transfer of shares of Common Stock and Private Warrants previously registered and providing updated information about the securities the Transferees may offer pursuant to the Prospectus. The information set forth below has been provided by or on behalf of the Registered Holders listed below as of February 27, 2024.

Additionally, in February 2024, we changed the name of our company from “Infrared Cameras Holdings, Inc.” to “MultiSensor AI Holdings, Inc.”.

BENEFICIAL OWNERSHIP

The information in the table that appears under the caption “Beneficial Ownership” on pages 108 and 109 of the Prospectus is modified by (i) decreasing the number of shares of Common Stock beneficially owned by David Gow, (ii) removing the Sponsor and David Gow from the subsection of Five Percent Holders, and (iii) increasing the number of shares of Common Stock beneficially owned by Reid Ryan, who received securities in the distribution by the Sponsor. Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership percentages set forth below are based on 11,956,823 shares of Common Stock issued and outstanding as of February 27, 2024.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Ownership
Directors and Executive Officers
Gary Strahan(2)	6,115,939	51.2%
Steven Winch(3)	1,156,081	9.2%
Peter Baird(4)	834,625	6.6%
David Gow(5)	571,512	4.8%
Jeff Guida(6)	785,828	6.2%
Reid Ryan(7)	129,932	*
Stuart V. Flavin III	-	-
Petros Kitsos	-	-
Margaret Chu	-	-
All Directors and Executive Officers as a Group (9 Individuals)	9,593,917	69.1%
Five Percent Holders
Gary Strahan	6,115,939	51.2%

* Less than 1%.

(1) Unless otherwise noted, the business address of each of the following entities or individuals is 2105 West Cardinal Drive, Beaumont, Texas 77705.

(2) Includes 100,000 shares of common stock held by the Jill A. Blashak Revocable Trust U/A May 8, 2004, as amended and restated, of which Jill A. Blashak Strahan, the wife of Gary Strahan, is trustee.

(3) Consists of (i) 5,595 shares of common stock held by Mr. Winch, (ii) 547,210 shares of common stock held of record by Villard Capital, LLC, an estate-planning vehicle for Mr. Winch controlled by Mr. Winch and (iii) 603,276 shares of common stock issuable upon the settlement of Participating Company RSU Awards vesting within 60 days of the date of this prospectus supplement. Does not include 635,649 New ICI Transaction RSU Awards expected to be granted to Mr. Winch following the Closing.

(4) Consists of (i) 5,608 shares of common stock held by Mr. Baird, (ii) 204,493 shares of common stock issuable upon the exercise of Participating Company Options exercisable within 60 days of the date of this prospectus supplement and (iii) 624,524 shares of common stock issuable upon the settlement of Participating Company RSU Awards vesting within 60 days of the date of this prospectus supplement. Does not include 373,630 New ICI Transaction RSU Awards expected to be granted to Mr. Baird following the Closing.

(5) Consists of (i) 535,812 shares of common stock held by Mr. Gow and (ii) 35,700 shares of common stock underlying private placement warrants that will be exercisable within 60 days of this prospectus supplement. The business address for Mr. Gow is 5353 West Alabama, Suite 415 Houston, Texas 77056.

(6) Consists of (i) 127,463 shares of common stock issuable upon the exercise of Participating Company Options exercisable within 60 days of the date of this prospectus supplement and (ii) 658,365 shares of common stock issuable upon the settlement of Participating Company RSU Awards vesting within 60 days of the date of this prospectus supplement. Does not include 373,630 New ICI Transaction RSU Awards expected to be granted to Mr. Guida following the Closing. Mr. Guida is the Chief Innovation Officer of the Company.

(7) Consists of (i) 535,812 shares of common stock held by Mr. Ryan and (ii) 3,750 shares of common stock underlying private placement warrants that will be exercisable within 60 days of this prospectus supplement.

REGISTERED HOLDERS

The information in the table that appears under the caption “Registered Holders” on pages 110 through 120 of the Prospectus is modified by (i) removing the Sponsor and (ii) increasing the number of shares of Common Stock and Private Warrants beneficially owned by each of the Transferees that received the shares of Common Stock and Private Warrants distributed by the Sponsor. The beneficial ownership percentages set forth in the table below are based on 11,956,823 shares of Common Stock issued and outstanding as of February 27, 2024.

	Securities Benificially Owned prior to this Offering			Securities To be Sold in this Offering		Securities Beneficially Owned Following this Offering
Name of Registered Holder	Shares of Common Stock	% of Ownership	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	% of Ownership	Warrants
GARY STRAHAN (2)	6,115,939	51.2%	-	6,115,939	-	-	-	-
STEVEN WINCH (3)	1,156,081	9.2%	-	1,156,081	-	-	-	-
DAVID GOW (4)	535,812	4.5%	35,700	667,512	35,700	-	-	-
REID RYAN (5)	126,182	1.1%	3,750	129,932	3,750	-	-	-
JACOB SWAIN (6)	36,266	*	1,875	38,141	1,875	-	-	-
LAWSON GOW (7)	102,000	*	1,500	103,500	1,500	-	-	-
DAVID GRAFF (8)	75,278	*	75	75,353	75	-	-	-
OLIVER LUCK (9)	85,313	*	75	133,388	75	-	-	-
STEVEN WEBSTER (10)	433,356	3.6%	37,500	710,856	37,500	-	-	-
DEEPAK MENON	11,137	*	-	11,137	-	-	-	-
ANIL ANNADATA	22,281	*	-	22,281	-	-	-	-
JOSHUA BONDELE (11)	11,211	*	-	40,584	-	-	-	-
STEVEN JAMES BUSH (12)	11,211	*	-	17,378	-	-	-	-
RICHARD E. SHORMA TRUST U/A dated June 22, 2021	22,429	*	-	22,429	-	-	-	-
NOLAN RYAN	21,320	*	-	21,320	-	-	-	-
IKE CLAYPOOL	10,487	*	-	10,487	-	-	-	-
CORBY J ROBERTSON JR	52,089	*	-	52,089	-	-	-	-
KEEN ENDEAVORS, LLC	31,254	*	-	31,254	-	-	-	-
ROBERT JEFFREY WILLIAMS	20,908	*	-	20,908	-	-	-	-
JERRY DEARING	20,974	*	-	20,974	-	-	-	-
CASEY CRENSHAW	20,582	*	-	20,582	-	-	-	-
DON A SANDERS (13)	183,750	1.5%	22,500	350,250	22,500	-	-	-
BRAD SANDERS (14)	17,500	*	-	53,500	-	-	-	-
LAURA SANDERS (15)	25,000	*	-	97,000	-	-	-	-
SUSAN SANDERS (16)	17,500	*	-	82,000	-	-	-	-
WEIR HOLDINGS LP (17)	30,625	*	3,750	58,375	3,750	-	-	-
HORN MANAGEMENT, LLC (18)	78,672	*	7,500	182,172	7,500	-	-	-
CREEKSIDE 1 HOLDINGS LLC (19)	30,000	*	9,375	231,375	9,375	-	-	-
JERRELL GLEN CLAY SR. (20)	5,000	*	-	29,000	-	-	-	-
LIFT HIGH, LLC (21)	50,000	*	-	290,000	-	-	-	-
RWI PARTNERSHIP, LTD (22)	51,250	*	7,500	154,750	7,500	-	-	-
BOCO NVST, LLC (23)	5,000	*	-	29,000	-	-	-	-
BRENT J. SMOLIK (24)	25,000	*	-	145,000	-	-	-	-
CULLEN AND CARSON CONE 2010 TRUST (25)	20,000	*	-	116,000	-	-	-	-
BRAD KANGIESER (26)	15,000	*	-	87,000	-	-	-	-
HERRIN DESCENDANTS 2010 TRUST (27)	15,000	*	-	87,000	-	-	-	-
MACHAN INVESTMENTS, LLC (28)	25,000	*	-	145,000	-	-	-	-
CULLEN SPITZER (29)	15,000	*	-	87,000	-	-	-	-
CAMACA AS (30)	25,000	*	-	145,000	-	-	-	-
JAMES CHRISTMAS (31)	50,000	*	-	290,000	-	-	-	-
KOSBERG HOLDINGS (32)	20,000	*	-	116,000	-	-	-	-
JOHNNY CARRABBA (33)	20,000	*	-	116,000	-	-	-	-
TANYA JO DRURY TRUST (34)	20,000	*	-	116,000	-	-	-	-
CHRISTINE PATTERSON (35)	2,500	*	-	14,500	-	-	-	-
CHARLES HENRY FERNANDEZ 2021 Trust UAD 5/6/21 (36)	2,500	*	-	14,500	-	-	-	-
BENJAMIN AVERY BATISTICK 2021 Trust UAD 5/6/21 (37)	2,500	*	-	14,500	-	-	-	-
MELANIE E. SHAW 2015 KIDS TRUST (38)	2,500	*	-	14,500	-	-	-	-
JOHN HARRIS WHITMIRE 2015 Grandchildrens Trust (39)	2,500	*	-	14,500	-	-	-	-
ALBERT SANDERS KELLER U/T/D 02/11/97 (40)	2,500	*	-	14,500	-	-	-	-
MIA SCARLET BATISTICK 2016 Trust UAD 12/23/16 (41)	2,500	*	-	14,500	-	-	-	-
EILEEN COLGIN 2015 Grandchildrens Trust UAD 12/3/2015 (42)	2,500	*	-	14,500	-	-	-	-
RUSSELL HARDIN, JR GRANDCHILDREN'S TRUST UAD 12/3/15 (43)	2,500	*	-	14,500	-	-	-	-
BRET SANDERS (44)	30,625	*	3,750	80,875	3,750	-	-	-
DAVID GOW, JR. (52)	2,747	*	750	3,497	750	-	-	-
CHRISTOPHER GOW (52)	5,495	*	1,500	6,995	1,500	-	-	-
SARAH V GOW FOY (52)	5,495	*	1,500	6,995	1,500	-	-	-

	Securities Benificially Owned prior to this Offering			Securities To be Sold in this Offering		Securities Beneficially Owned Following this Offering
Name of Registered Holder	Shares of Common Stock	% of Ownership	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	% of Ownership	Warrants
WESLEY GOW (52)	2,747	*	750	3,497	750	-	-	-
DON A SANDERS CHILDRENS TRUST DTD 2003 (53)	46,875	*	11,250	58,125	11,250	-	-	-
GLYNDA FAYE PATTERSON (45)	2,500		-	14,500	-	-	-	-
QUINCY CATALINA SANDERS 2009 Trust UAD 6/16/2003 (46)(54)	2,500	*	-	14,500	-	-	-	-
NOLAN BRADLEY SANDERS 2005 Trust UAD 6/16/2003 (47)	2,500	*	-	14,500	-	-	-	-
SELA RIVAS SANDERS 2003 Trust UAD 6/16/2003 (48)(54)	2,500	*	-	14,500	-	-	-	-
2009 SANDERS CHILDRENS TRUST UAD 10/21/2009 FBO Chelsea Collmer (49)(55)	2,500	*	-	14,500	-	-	-	-
JILL A BLASHACK STRAHAN TRUST U/A May 8, 2004, as amended and restated (50)	100,000	*	-	580,000	-	-	-	-
BYRON ROTH LLC (51)	54,273		7,652	61,925	7,652	-	-	-
CR FINANCIAL HOLDINGS, INC (51)	162,750	1.4%	25,312	188,062	25,312	-	-	-
DIANE S KENDALL	20,604	*	5,625	26,229	5,625	-	-	-
GRANT GUTHRIE	8,314	*	-	8,314	-	-	-	-
MIGHTY EQUITIES MANAGEMENT, LLC	41,209	*	11,250	52,459	11,250	-	-	-
JOHN LIPMAN	85,814	*	14,220	100,034	14,220	-	-	-
WILLIAM F. HARTFIEL III	51,203	*	7,963	59,166	7,963	-	-	-
TODD FARQUHARSON	4,240	*	-	4,240	-	-	-	-
BRADLEY W. BAKER	51,203	*	7,963	59,166	7,963	-	-	-
JAMES GRAHAM MCKERNAN JR	4,240	*	-	4,240	-	-	-	-
LINCOLN KENDALL	3,922	*	-	3,922	-	-	-	-
DONALD R. KENDALL, JR.	79,195	*	16,875	96,070	16,875	-	-	-
LINDSEY HARVEL	4,240	*	-	4,240	-	-	-	-
JOHN WHITMIRE	31,250	*	7,500	38,750	7,500	-	-	-
ROBERT BENNETT	4,157	*	-	4,157	-	-	-	-
ROBERT NELSON MURRAY	31,250	*	7,500	38,750	7,500	-	-	-
DAVID FARINA	63,089	*	9,812	72,901	9,812	-	-	-
JAMES R. JARD	27,473	*	7,500	14,973	7,500	-	-	-
LNR ENTERPRISES MANAGEMENT LLC	31,250	*	7,500	38,750	7,500	-	-	-
SAN LUIS DEVELOPMENT LP	68,681	*	18,750	87,431	18,750	-	-	-
GARY WAYNE MOORE JR	10,537	*	-	10,537	-	-	-	-
JODY D CROOK	6,868	*	1,875	8,743	1,875	-	-	-
AARON M GUREWITZ TRUSTEE	27,122	*	4,218	31,340	4,218	-	-	-
PETER BAIRD	834,625	6.6%	-	834,625	-	-	-	-
J5D ENTERPRISE, LP	41,209	*	11,250	52,459	11,250	-	-	-
LAURA BEAVERS	4,240	*	-	4,240	-	-	-	-
WILLIAM H PROPPER, III	2,747	*	750	3,497	750	-	-	-
DONALD RYAN HULSTRAND	10,971	*	1,706	12,677	1,706	-	-	-
BRAD WALLACE	20,954	*	-	20,954	-	-	-	-
2009 SANDERS CHILDRENS TRUST	2,500	*	-	2,500	-	-	-	-
ANDREW J. MARTIN	36,067	*	-	36,067	-	-	-	-
JOHN DOUGLAS SCHICK	13,736	*	3,750	17,486	3,750	-	-	-
SHADAYSHA, LLC	82,418	*	22,500	104,918	22,500	-	-	-
KANE VENTURES, LTD.	6,868	*	1,875	8,743	1,875	-	-	-
SCOTT ZINDLER	13,736	*	3,750	17,486	3,750	-	-	-
JOHN S. BEESON	20,604	*	5,625	26,229	5,625	-	-	-
FLIGHT PARTNERS MANAGEMENT, LLC	109,375	*	26,250	135,625	26,250	-	-	-
CAMERON WIEDING	6,868	*	1,875	8,743	1,875	-	-	-
JAMES G TURNER	6,868	*	1,875	8,743	1,875	-	-	-
ROCKER U INTERESTS, LLC	17,857	*	4,875	22,732	4,875	-	-	-
JAMES ZAVORAL	34,744	*	5,403	40,147	5,403	-	-	-
STEVE DYER	34,744	*	5,403	40,147	5,403	-	-	-
CHARLES THOMAS MARTIN PENDERGRAFT	6,868	*	1,875	8,743	1,875	-	-	-
CHICAGO EARLY GROWTH VENTURES, LLC	10,165	*	2,775	12,940	2,775	-	-	-
MATTHEW DAY	18,286	*	2,844	21,130	2,844	-	-	-
KEVIN HARRIS	51,203	*	7,963	59,166	7,963	-	-	-
CREEKSIDE 1 HOLDINGS, LLC	99,063	*	-	99,063	-	-	-	-
COUNTLESS HOLDINGS, LLC	27,473	*	7,500	34,973	7,500	-	-	-
MAROON ALLIANCE, LLC	27,473	*	7,500	34,973	7,500	-	-	-
ROCINANTE VENTURES	13,736	*	3,750	17,486	3,750	-	-	-
SCOTT G BURDINE TTEE	71,500	*	15,000	86,500	15,000	-	-	-
GEORGE J KLAMER	68,681	*	18,750	87,431	18,750	-	-	-
JAN HOLZINGER BRES	13,736	*	3,750	17,486	3,750	-	-	-
FRED S. ZEIDMAN	3,922	*	-	3,922	-	-	-	-
GHCJ RANCHES, LLC	41,209	*	11,250	52,459	11,250	-	-	-
STEVE W HEROD	31,250	*	7,500	38,750	7,500	-	-	-
JERRELL GLEN CLAY, SR.	14,375	*	2,250	16,625	2,250	-	-	-
GARY PETERSEN	63,519	*	-	63,519	-	-	-	-
ASTRA EXPLORATION COMPANY, INC.	13,736	*	3,750	17,486	3,750	-	-	-
BRYCE J LARSON	20,836	*	-	20,836	-	-	-	-
STEVE GUIDRY (56)	17,020	*	-	17,020	-	-	-	-
JEFF GUIDA (57)	785,828	6.2%	-	785,828	-	-	-	-
Roth Capital Partners, LLC (58)	326,250	2.7%	-	326,250	-	-	-	-
Craig-Hallum Capital Group, LLC (59)	326,250	2.7%	-	326,250	-	-	-	-

*Less than 1%.

(1) The percentage of beneficial ownership is calculated based on 11,956,823 outstanding shares of Common Stock at Closing. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Mr. Strahan was the Chief Executive Officer of ICI and now serves as our Chief Executive Officer and a member of our board of directors. The address for this registered holder is c/o MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705. Includes 100,000 shares of Common Stock held by the Jill A. Blashek Revocable Trust U/A May 8, 2004, as amended and restated, of which Jill A. Blashek, the wife of Gary Strahan, is trustee.

(3) Mr. Winch was the President of ICI and now serves as our President and a member of our board of directors. Securities to be sold in this offering include (i) 5,595 shares of Common Stock held by Mr. Winch, (ii) 547,210 shares of Common Stock held by Villard Capital, LLC, an estate-planning vehicle for Mr. Winch controlled by Mr. Winch, and (ii) 603,276 shares of Common Stock underlying Participating Company RSU Awards granted to Mr. Winch in connection with Closing. The address for each registered holder named in this footnote is c/o MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705.

(4) Mr. Gow was a director of SportsMap and now serves as a member of our board of directors. Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by Mr. Gow, (ii) 66,000 Interest Shares issuable to Mr. Gow in lieu of cash interest on Financing Notes held by Mr. Gow and (iii) 10,000 Financing Warrant Shares issuable to Mr. Gow upon the exercise of Financing Warrants held by Mr. Gow. The business address for Mr. Gow is 5353 West Alabama, Suite 415 Houston, Texas 77056.

(5) Mr. Ryan was a director of SportsMap and now serves as a member of our board of directors. The address for this registered holder is 6151 Doliver, Houston, Texas 77057.

(6) Mr. Swain was an officer of SportsMap prior to the Business Combination. The address for this registered holder is 4002 Walnut Pond, Houston, Texas 77059.

(7) Mr. Gow was an officer of SportsMap prior to the Business Combination. Mr. Gow’s father is David Gow. The address for this registered holder is 5135 Greentree Road, Houston, Texas 77056.

(8) Mr. Graff was a director of SportsMap prior to the Business Combination. The address for this registered holder is 110 South 14th Street, Suite 301, Lincoln, Nebraska 68508.

(9) Mr. Luck was a director of SportsMap prior to the Business Combination. Securities to be sold in this offering include (i) 10,000 Conversion Shares issuable upon conversion of Financing Notes held by Mr. Luck, (ii) 33,000 Interest Shares issuable to Mr. Luck in lieu of cash interest on Financing Notes held by Mr. Luck and (iii) 5,000 Financing Warrant Shares issuable to Mr. Luck upon the exercise of Financing Warrants held by Mr. Luck. The address for this registered holder is 265 Dillon Ridge Road, Suite C, Dillon, Colorado 80435.

(10) Mr. Webster was a director of SportsMap prior to the Business Combination. Securities to be sold in this offering include (i) 50,000 Conversion Shares issuable upon conversion of Financing Notes held by Mr. Webster, (ii) 165,000 Interest Shares issuable to Mr. Webster in lieu of cash interest on Financing Notes held by Mr. Webster and (iii) 25,000 Financing Warrant Shares issuable to Mr. Webster upon the exercise of Financing Warrants held by Mr. Webster. The address for this registered holder is 3200 Southwest Freeway, Suite 1490, Houston, Texas 77027.

(11) Securities to be sold in this offering include 29,373 shares of Common Stock issuable to Mr. Bondele upon the exercise of New ICI Options to be held by Mr. Bondele.

(12) Securities to be sold in this offering include 6,167 shares of Common Stock issuable to Mr. Bush upon the exercise of New ICI Options to be held by Mr. Bush.

(13) Securities to be sold in this offering include (i) 30,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 99,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 15,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(14) Securities to be sold in this offering include (i) 7,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 24,750 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 3,750 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(15) Securities to be sold in this offering include (i) 15,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 49,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 7,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(16) Securities to be sold in this offering include (i) 7,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 24,750 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 3,750 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(17) Securities to be sold in this offering include (i) 5,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 16,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 2,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. Don Weir is the managing partner of this registered holder, and has controlling interest in other registered holders as disclosed herein.

(18) Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 66,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 10,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(19) Securities to be sold in this offering include (i) 40,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 132,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 20,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(20) Securities to be sold in this offering include (i) 5,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 16,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 2,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(21) Securities to be sold in this offering include (i) 50,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 165,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 25,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(22) Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 66,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 10,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(23) Securities to be sold in this offering include (i) 5,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 16,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 2,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(24) Securities to be sold in this offering include (i) 25,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 82,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 12,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(25) Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 66,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 10,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(26) Securities to be sold in this offering include (i) 15,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 49,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 7,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(27) Securities to be sold in this offering include (i) 15,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 49,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 7,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(28) Securities to be sold in this offering include (i) 25,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 82,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 12,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(29) Securities to be sold in this offering include (i) 15,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 49,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 7,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(30) Securities to be sold in this offering include (i) 25,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 82,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 12,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(31) Securities to be sold in this offering include (i) 50,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 165,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 25,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(32) Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 66,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 10,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(33) Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 66,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 10,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(34) Securities to be sold in this offering include (i) 20,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 66,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 10,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. Don A. Sanders, another registered holder, is the trustee of this registered holder.

(35) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(36) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(37) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. Ashley Batistick is the trustee if this registered holder.

(38) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(39) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. Don Weir is the trustee of this registered holder, and has controlling interest in other registered holders as disclosed herein.

(40) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. Ashley Batistick is the trustee if this registered holder.

(41) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(42) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(43) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(44) Securities to be sold in this offering include (i) 5,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 16,500 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 2,500 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(45) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. This registered holder is managed by Nolan Reese Ryan, a sibling of Reid Ryan, a former director of SportsMap and a continuing director of MultiSensor AI Holdings, Inc..

(46) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(47) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(48) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(49) Securities to be sold in this offering include (i) 2,500 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 8,250 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 1,250 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder.

(50) Securities to be sold in this offering include (i) 100,000 Conversion Shares issuable upon conversion of Financing Notes held by this registered holder, (ii) 330,000 Interest Shares issuable to this registered holder in lieu of cash interest on Financing Notes held by this registered holder and (iii) 50,000 Financing Warrant Shares issuable to this registered holder upon the exercise of Financing Warrants held by this registered holder. Jill A. Blashek, the trustee of this holder, is the wife of Gary Strahan, who is the Chief Executive Officer and a director of MultiSensor AI Holdings, Inc..

(51) CR Financial Holdings, Inc. and Roth Capital Partners, LLC are entities controlled by Byron Roth, LLC.

(52) This registered holder’s father is David Gow.

(53) Don Weir, another registered holder, is the trustee of this registered holder, and has controlling interest in other registered holders as disclosed herein.

(54) Brad Sanders, another registered holder, is the trustee of this registered holder.

(55) Bret Sanders, another registered holder, is the trustee of this registered holder.

(56) Mr. Guidry was the General Counsel of ICI and now serves as our. Securities to be sold in this offering represent shares of Common Stock issuable to Mr. Guidry upon the exercise of New ICI Options to be held by Mr. Guidry. The address for this registered holder is c/o MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705.

(57) Mr. Guida was the Chief Innovation Officer of ICI and now serves as our Chief Innovation Officer. Securities to be sold in this offering include (i) 658,365 shares of Common Stock underlying Participating Company RSU Awards granted to Mr. Guida in connection with Closing and (ii) 127,463 shares of Common Stock issuable to Mr. Guida upon the exercise of New ICI Options to be held by Mr. Guida. The address for this registered holder is c/o MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705.

(58) Roth Capital Partners, LLC was an underwriter in the IPO and served as an advisor to SportsMap in connection with the Business Combination. The business address of Roth Capital Partners, LLC is 888 San Clemente Dr, Newport Beach, CA 92660.

(59) Craig-Hallum Capital Group, LLC was an underwriter in the IPO and served as an advisor to SportsMap in connection with the Business Combination. The business address of Craig-Hallum Capital Group, LLC is 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.